UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 22, 2009

ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2210 Woodland Drive, Manitowoc, WI 54220
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (a)        Not applicable.

        (b)        The disclosure provided under Item 5.02(c) below is incorporated by reference.

        (c)        Effective July 22, 2009 (the “Effective Date”), the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (“Orion”) appointed James R. Kackley as Orion’s new President and Chief Operating Officer. Mr. Kackley will assume the role of President currently held by Neal R. Verfuerth, Orion’s founder and Chief Executive Officer, and the title of Chief Operating Officer currently held by Erik G. Birkerts. Mr. Verfuerth will continue to serve as Chief Executive Officer of Orion and Mr. Birkerts will become an Executive Vice President of Orion. Mr. Kackley will continue to serve as a director of Orion, but because he will now be an employee-director instead of an independent director, as required by Nasdaq’s corporate governance rules, he has stepped down as a member and the chairman of Orion’s Audit and Finance Committee and as a member of Orion’s Nominating and Corporate Governance Committee as of the Effective Date. Russell Flaum, a current independent director of Orion, will serve as the chairman of Orion’s Audit and Finance Committee and Mark Williamson, who just recently joined Orion’s Board as an independent director, will serve on Orion’s Compensation Committee and its Governance and Nominating Committee.

        Mr. Kackley has served as a director of Orion since 2005. Mr. Kackley practiced as a public accountant for Arthur Andersen, LLP from 1963 to 1999. During this time, he was managing partner for the firm’s northern Florida practice and its Midwest Region, including its Chicago office. In addition, in 1998 and 1999, he served as chief financial officer for Andersen Worldwide. Mr. Kackley serves as a director, a member of the executive committee and the audit committee chairman of Herman Miller, Inc., and as a director and member of the management resources and compensation committee and audit committee of PepsiAmericas, Inc. He also served as a director and a member of the nominating and governance committee and the audit committee of Ryerson, Inc. prior to its sale.

        (d)        Not applicable.

        (e)        In connection with Mr. Kackley’s employment as Orion’s President and Chief Operating Officer, Orion and Mr. Kackley signed an offer letter (the “Offer Letter”), an Executive Employment and Severance Agreement (the “Employment Agreement”) and a Stock Option Award Agreement (the “Stock Option Award Agreement”). Under the Offer Letter and the Employment Agreement, Orion will employ Mr. Kackley for an initial term through July 31, 2011, after which the Employment Agreement will renew for successive one-year terms only if the parties mutually agree. The Offer Letter and the Employment Agreement entitle Mr. Kackley to a base salary of $300,000 for Orion’s fiscal year 2010, and the Employment Agreement provides that his base salary may be increased thereafter from time to time by the Board. The Offer Letter and Employment Agreement also provide for a cash incentive award with a target payout equal to 75% of Mr. Kackley’s base salary for Orion’s fiscal year 2010. Corporate financial and individual goals and objectives for such target bonus have yet to be determined.

        The Offer Letter and the Employment Agreement also specify Mr. Kackley’s position with Orion, and the Employment Agreement provides that Mr. Kackley will devote his full business time and best efforts to the performance of his duties under the Employment Agreement, exclusive of his existing board of directors and similar positions and activities. The Offer Letter and the Employment Agreement provide (i) that Mr. Kackley will receive an automobile allowance and reimbursement for certain commuting costs and temporary housing expenses; (ii) that he will be entitled to participate in incentive plans and programs and other employee benefit plans that are generally provided to Orion’s senior executives; and (iii) that he will receive a grant of an option to purchase 35,000 shares of Orion’s common stock on August 3, 2009 (the “Grant Date”) at an exercise price per share equal to the closing share price of Orion’s common stock on the Grant Date. The terms of the option are set forth in the Stock Option Award Agreement, which provides that the option will vest and become exercisable upon any termination of Mr. Kackley’s employment other than a termination for “Cause” (as defined in the Stock Option Award Agreement).

        Under the Employment Agreement, if Mr. Kackley’s employment is terminated without “Cause” (as defined in the Employment Agreement) or for “Good Reason” (as defined in the Employment Agreement) prior to the end of the employment period, he will be entitled to (i) a lump sum severance benefit equal to the sum of his base salary plus the average of the prior three years’ bonuses; (ii) a pro rata bonus for the year of the termination; and (iii) COBRA premiums at the active employee rate for the duration of the executive’s COBRA continuation coverage period. The Employment Agreement also requires Mr. Kackley not to, during his employment and for two years following the termination of his employment, (x) disclose any of Orion’s confidential information, (y) compete with Orion or (z) solicit the employees or other persons with business relationships with Orion.

        The Employment Agreement provides that, upon a Change of Control (as defined in the Employment Agreement), Mr. Kackley’s employment term would automatically be extended for two years. Following the Change of Control, Mr. Kackley would be guaranteed the same base salary and a bonus opportunity at least equal to 100% of the prior year’s target award and with the same general probability of achieving performance goals as prior to the Change of Control. In addition, Mr. Kackley would be guaranteed participation in salaried and executive benefit plans that provide benefits, in the aggregate, at least as great as the benefits being provided prior to the Change of Control. The severance provisions would remain the same as in the pre-Change of Control context as described above, except that the severance amount would include two times the sum of his base salary plus the average of the prior three years’ bonuses.

        The Employment Agreement contains a “valley” excise tax provision under which all amounts payable to Mr. Kackley under the Employment Agreement and any other of Orion’s agreements or plans that constitute change of control payments will be cut back to one dollar less than three times Mr. Kackley’s “base amount,” as defined by Internal Revenue Code (“Code”) Section 280G, unless Mr. Kackley would retain a greater amount by receiving the full amount of the payment and personally paying the excise taxes. Under the Employment Agreement, Orion would not be obligated to gross up Mr. Kackley for any excise taxes imposed on excess parachute payments under Code Section 280G or 4999.

        The foregoing descriptions of the Offer Letter, the Employment Agreement and the Stock Option Award Agreement are qualified in their entirety by reference to the full texts of the Offer Letter, the Employment Agreement and the Stock Option Award Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. Orion’s press release issued on July 22, 2009 announcing Mr. Kackley’s appointment as President and Chief Operating Officer is filed herewith as Exhibit 99.1 and incorporated herein by reference.

        (f)        Not applicable.

Item 9.01.	Financial Statements and Exhibits.

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Not applicable.

        (d)       Exhibits. The following exhibits are being filed herewith:

(10.1)	Offer Letter, dated as of July 22, 2009, between Orion and James R. Kackley.

(10.2)	Executive Employment and Severance Agreement, dated as of July 22, 2009, between Orion and James R. Kackley.

(10.3)	Stock Option Award Agreement, dated as of July 22, 2009, between Orion and James R. Kackley.

(99.1)	Press release dated July 22, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: July 22, 2009	By: /s/ Neal R. Verfuerth
Neal R. Verfuerth
Chief Executive Officer

ORION ENERGY SYSTEMS, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Offer Letter, dated as of July 22, 2009, between Orion and James R. Kackley.

(10.2)	Executive Employment and Severance Agreement, dated as of July 22, 2009, between Orion and James R. Kackley.

(10.3)	Stock Option Award Agreement, dated as of July 22, 2009, between Orion and James R. Kackley.

(99.1)	Press release dated July 22, 2009.